Exhibit 5.1

1271 Avenue of the Americas
New York, New York 10020-1401
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
May 14, 2025	Chicago	Riyadh
	Dubai	San Diego
MNTN, Inc.	Düsseldorf	San Francisco
823 Congress Avenue, #1827,	Frankfurt	Seoul
Austin, Texas 78768	Hamburg	Silicon Valley
	Hong Kong	Singapore
	Houston	Tel Aviv
	London	Tokyo
	Los Angeles	Washington, D.C.
Madrid

Re:	Registration Statement on Form S-1 (File No. 333-285471)
Up to 13,455,000 shares of Class A common stock, $0.0001 par value per share

To the addressee set forth above:

We have acted as special counsel to MNTN, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S–1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2025 (Registration No. 333–285471) (as amended, the “Registration Statement”). The Registration Statement relates to the proposed registration of up to 13,455,000 shares of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”), which includes (i) up to 8,400,000 shares of Common Stock to be issued and sold by the Company (the “Firm Primary Shares”), (ii) up to 3,300,000 shares of Common Stock to be offered and sold by certain selling stockholders of the Company (the “Selling Stockholders”) named in the Registration Statement (the “Firm Secondary Shares,” and together with the Firm Primary Shares, the “Firm Shares”), and (iii) up to 1,755,000 shares of Common Stock to be offered and sold by the Selling Stockholders upon the exercise of the underwriters’ option to purchase additional shares of Common Stock from the Company (the “Optional Secondary Shares,” and, together with the Firm Shares, the “Shares”). The term “Shares” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

May 14, 2025 Page 2

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, upon proper filing of the amended and restated certificate of incorporation of the Company, substantially in the form most recently filed as an exhibit to the Registration Statement, with the Secretary of the State of Delaware and when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor or sold by the Selling Stockholders, as applicable, (for not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP